UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 22, 2024

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400
Stamford
Connecticut	06901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Retirement Announcement of Certain Named Executive Officer
On October 22, 2024, Aircastle Limited (the “Company”) issued a press release announcing that Christopher L. Beers, the Company’s Chief Legal Officer, intends to retire on February 28, 2025 (the “Retirement Date”). Mr. Beers will remain in his position as the Company’s Chief Legal Officer until the Retirement Date. Effective as of March 1, 2025, Sarah Clarkin will be appointed as the Company’s Chief Legal Officer. For the twelve-month period beginning on March 1, 2025 (the “Consulting Term”), Mr. Beers will serve as an independent senior advisor to the Company advising the Company on matters as needed by the Company. A copy of the press release announcing Mr. Beers’s intent to retire is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
(e) Adoption of a Material Compensatory Arrangement
On October 21, 2024 (the “Effective Date”), Aircastle Advisor LLC entered into a retirement and consulting agreement (the “Retirement and Consulting Agreement”) with Mr. Beers in connection with his retirement. Pursuant to the Retirement and Consulting Agreement, for the period between the Effective Date and the Retirement Date, Mr. Beers will continue to receive his base salary and all other components of his usual and customary compensation and benefits, provided that (i) he will not receive any long-term incentive awards for fiscal year 2025 or any year thereafter, and (ii) he will be eligible to receive his annual cash bonus for fiscal year 2024, the actual amount of which will be determined by the board of directors of the Company based on actual performance and paid no later than May 15, 2025. Mr. Beer’s retirement will constitute a “Qualifying Retirement” for purposes of the long-term incentive cash awards previously granted to him in 2023 and 2024, and such awards will remain outstanding and eligible to vest in accordance with their applicable terms and conditions. During the Consulting Term, Aircastle Advisor LLC will pay Mr. Beers a monthly cash consulting fee for his services. The provisions of the Retirement and Consulting Agreement are subject to Mr. Beers’ execution and non-revocation of a release of claims and his continued compliance with the restrictive covenants applicable to him.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 22, 2024

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher L. Beers
Christopher L. Beers
Chief Legal Officer and Secretary
Date: October 22, 2024